EXHIBIT 1.28

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ARCUS ASA

Protokoll fra ekstraordinær generalforsamling	Minutes from extraordinary general meeting
Det ble avholdt ekstraordinær generalforsamling i Arcus ASA, org. nr. 987 470 569 ("Selskapet") den 12. november 2020 kl. 13:00 i Selskapets lokaler i Destilleriveien 11, Hagan.	An extraordinary general meeting of Arcus ASA, org. no. 987 470 569 (the "Company") was held on 12 November 2020 at 13:00 hours (CET) at the Company's premises at Destilleriveien 11, Hagan.

Generalforsamlingen ble åpnet av styrets leder Michael Holm Johansen og en fortegnelse over de møtende aksjonærene ble tatt.	Chairman of the Board of Directors, Michael Holm Johansen, opened the meeting and registration of attending shareholders was taken.

50 182 170 aksjer i Selskapet var representert på generalforsamlingen, tilsvarende cirka 73,78 % av Selskapets stemmeberettigede aksjer. Av disse var 44 986 802 aksjer representert ved fullmakt, tilsvarende cirka 66,14 % av Selskapets aksjekapital. En oversikt over aksjer representert på generalforsamlingen er inntatt som Vedlegg 1 til protokollen.	50,182,170 shares in the Company were represented at the general meeting, corresponding to approximately 73.78% of the Company's shares with voting rights. Of these, 44,986,802 shares were represented by proxy, corresponding to approximately 66.14% of the Company's share capital. An overview of shares represented at the general meeting is included as Appendix 1 to the minutes.

Dagsorden:	Agenda:

1. Valg av møteleder og en person til å medundertegne protokollen	1. Election of a chairperson and a person to co-sign the minutes

Tone Østensen ble valgt som møteleder og Per Bjørkum ble valgt til å medundertegne protokollen sammen med møteleder.	Tone Østensen was elected as chairperson, and Per Bjørkum was elected to co-sign the minutes along with the chairperson.

Beslutningene ble truffet med nødvendig flertall jf. avstemmingsresultat inntatt som Vedlegg 2 til protokollen.	The decisions were made with the required majority cf. the voting results included as Appendix 2 to the minutes.

2. Godkjennelse av innkallingen og dagsorden	2. Approval of the notice and the agenda

Det ble opplyst at innkallingen til generalforsamling var blitt sendt til samtlige aksjonærer med kjent adresse den 2. oktober 2020.	It was informed that the notice to the general meeting had been distributed to all shareholders with known address on 2 October 2020.

Innkallingen og dagsorden ble godkjent.	The notice and agenda were approved.

Beslutningen ble truffet med nødvendig flertall jf. avstemmingsresultat inntatt som Vedlegg 2 til protokollen.	The decision was made with the required majority cf. the voting results included as Appendix 2 to the minutes.

3. Fusjon med Altia Plc	3. Merger with Altia Plc

I tråd med forslaget fra styret traff generalforsamlingen følgende vedtak:	In accordance with the proposal from the board of directors, the general meeting passed the following resolution:

"Fusjonsplanen datert 29. september 2020 mellom Selskapet som overdragende selskap og Altia Plc som overtakende selskap godkjennes."	"The merger plan dated 29 September 2020 between the Company as the transferring company and Altia Plc as the acquiring company is approved."

Beslutningen ble truffet med nødvendig flertall jf. avstemmingsresultat inntatt som Vedlegg 2 til protokollen.	The decision was made with the required majority cf. the voting results included as Appendix 2 to the minutes.

4. Intern reorganisering	4. Internal reorganisation

4.1 Vedtak om fondsemisjon	4.1 Resolution for a bonus issue

I tråd med forslaget fra styret traff generalforsamlingen følgende vedtak:	In accordance with the proposal from the board of directors, the general meeting passed the following resolution:

(i) Selskapets aksjekapital skal forhøyes med NOK 338 755 809,90 ved forhøyelse av aksjenes pålydende verdi fra NOK 0,02 med NOK 4,98 til NOK 5,00.	(i) The share capital of the Company shall be increased by NOK 338,755,809.90 by increasing the nominal value of the Company’s shares from NOK 0.02 with NOK 4.98 to NOK 5.00.

(ii) Kapitalforhøyelsen gjennomføres som en fondsemisjon i henhold til allmennaksjeloven § 10-20.	(ii) The share capital increase shall be carried out as a bonus issue in accordance with section 10-20 of the Norwegian Public Limited Liability Companies Act.

(iii) Selskapets anslåtte utgifter i forbindelse med kapitalforhøyelsen er NOK 30 000.	(iii) The Company's estimated costs in connection with the capital increase are NOK 30,000.

(iv) Vedtektenes § 4 endres slik at den gjengir aksjekapitalen og aksjenes pålydende verdi etter kapitalforhøyelsen.	(iv) Section 4 of the articles of association shall be amended to reflect the share capital and the nominal value of the shares after the share capital increase.

(v) Vedtaket er betinget av at generalforsamlingen godkjenner de foreslåtte vedtakene under sak 4.2. (Vedtak om fisjon av Selskapet) og sak 4.3 (Vedtak om trekantfusjon og kapitalforhøyelse i Selskapet).	(v) The resolution is conditioned upon the general meeting approving the proposed resolutions under item 4.2 (Resolution for a demerger of the Company) and item 4.3 (Resolution for a tripartite merger and share capital increase in the Company).

Beslutningen ble truffet med nødvendig flertall jf. avstemmingsresultat inntatt som Vedlegg 2 til protokollen.	The decision was made with the required majority cf. the voting results included as Appendix 2 to the minutes.

4.2 Vedtak om fisjon av Selskapet	4.2 Resolution for a demerger of the Company

I tråd med forslaget fra styret traff generalforsamlingen følgende vedtak:	In accordance with the proposal from the board of directors, the general meeting passed the following resolution:

(i) Forslag til felles fisjonsplan datert 29. september 2020 for fisjon av Selskapet med Arcus NewCo AS som overtakende selskap, godkjennes.	(i) The proposal for a joint demerger plan dated 29 September 2020 for the demerger of the company with Arcus NewCo AS as the acquiring company is adopted.

(ii) Selskapets aksjekapital nedsettes med NOK 337 803 484,33 ved at pålydende verdi på aksjene reduseres fra NOK 5,00 med NOK 4,966 til NOK 0,034.	(ii) The company’s share capital shall be reduced by NOK 337,803,484.33 through reduction of the nominal value of the shares from NOK 5.00 by NOK 4.966 to NOK 0.034.

(iii) Kapitalnedsettelsen gjennomføres som ledd i fisjonen av Selskapet ved at eiendeler, rettigheter og forpliktelser som beskrevet i fisjonsplanen overføres til Arcus NewCo AS og at selskapets aksjonærer mottar aksjer i Arcus NewCo AS som fisjonsvederlag.	(iii) The share capital reduction shall be carried out as part of the demerger of the Company by the transfer of assets, rights and liabilities as specified in the demerger plan to Arcus NewCo AS and the company’s shareholders receiving shares in Arcus NewCo AS as demerger consideration.

(iv) Vedtektenes § 4 endres slik at den angir ny aksjekapital og ny pålydende verdi på aksjene etter kapitalnedsettelsen.	(iv) Article 4 of the articles of association shall be amended to reflect the new share capital and the new nominal value of the shares after the capital reduction.
(v) Vedtaket er betinget av at generalforsamlingen godkjenner vedtak om fondsemisjon i Selskapet, samt vedtak om trekantfusjon og kapitalforhøyelse i Selskapet slik det fremgår av fusjonsplanen datert 29. september 2020 mellom Selskapet, Arcus NewCo AS og Arcus Holding AS.	(v) The resolution is conditioned upon the general meeting approving a resolution for a bonus issue in the Company, as well as a resolution for a tripartite merger and share capital increase in the Company as set out in the merger plan dated 29 September 2020 between the Company, Arcus NewCo AS and Arcus Holding AS.

Beslutningen ble truffet med nødvendig flertall jf. avstemmingsresultat inntatt som Vedlegg 2 til protokollen.	The decision was made with the required majority cf. the voting results included as Appendix 2 to the minutes.

4.3 Vedtak om trekantfusjon og kapitalforhøyelse i Selskapet	4.3 Resolution for a tripartite merger and share capital increase in the Company

I tråd med forslaget fra styret traff generalforsamlingen følgende vedtak:	In accordance with the proposal from the board of directors, the general meeting passed the following resolution:

(i) Generalforsamlingen godkjenner og tiltrer fusjonsplanen datert 29. september 2020 mellom Arcus NewCo AS og Arcus Holding AS med økning av pålydende på aksjene i Selskapet som vederlag, slik denne er fremlagt av styret.	(i) The general meeting adopts and enters into the merger plan dated 29 September 2020 between Arcus NewCo AS and Arcus Holding AS with an increase of the nominal value of the shares in the Company as consideration, as this is presented by the board of directors.

(ii) Selskapets aksjekapital forhøyes med NOK 337 803 484,33 ved oppskrivning av aksjenes pålydende fra NOK 0,034 med NOK 4,966 til NOK 5,00. Aksjeinnskuddet per aksje er NOK 8,044 (avrundet).	(ii) The Company's share capital shall be increased by NOK 337,803,484.33 by an increase of the nominal value of the shares from NOK 0.034 with NOK 4.966 to NOK 5.00. The share contribution per share is NOK 8.044 (rounded).

(iii) Kapitalforhøyelsen gjennomføres som et ledd i fusjon mellom Arcus NewCo AS som overdragende selskap, Arcus Holding AS som overtakende selskap og Selskapet som vederlagsutstedende selskap. Aksjeinnskuddet skal gjøres opp i form av en fusjonsfordring stor NOK 547 153 412,48 på Arcus Holding AS.	(iii) The share capital increase is carried out as a part of the merger between Arcus NewCo AS as the transferring company, Arcus Holding AS as the acquiring company and the Company as the company issuing consideration. The share contribution shall be settled by way of a merger receivable in the amount of NOK 547,153,412.48 against Arcus Holding AS.

(iv) Økningen av pålydende anses som tegnet når fusjonsplanen er godkjent av generalforsamlingen i Arcus NewCo AS.	(iv) The increase of nominal value shall be regarded as subscribed for when the merger plan is adopted by the general meeting in Arcus NewCo AS.

(v) Aksjeinnskuddet anses overført på det tidspunktet Foretaksregisteret registrerer gjennomføringen av fusjonen.	(v) The share contribution shall be regarded as transferred at the date the merger is registered with the Norwegian Register of Business Enterprises.

(vi) Det utstedes ingen nye aksjer i forbindelse med kapitalforhøyelsen og kapitalforhøyelsen har ingen betydning for eksisterende aksjers rett til utbytte.	(vi) No new shares are issued in connection with the share capital increase and the share capital increase has no effect on existing shares right to dividend.

(vii) Selskapets anslåtte utgifter i forbindelse med kapitalforhøyelsen er NOK 50 000.	(vii) The Company’s estimated costs in connection with the capital increase is NOK 50,000.

(viii) Vedtektenes § 4 endres slik at den gjengir ny aksjekapital og nytt pålydende etter gjennomføring av kapitalforhøyelsen.	(viii) Article 4 of the articles of association shall be amended to reflect the new share capital and new nominal value of the shares after the share capital increase.

(ix) Vedtaket er betinget av at generalforsamlingen godkjenner vedtak om en fondsemisjon i Selskapet, samt vedtak om fisjon av Selskapet slik det fremgår av fisjonsplanen datert 29. september 2020 mellom Selskapet og Arcus NewCo AS.	(ix) The resolution is conditioned upon the general meeting approving a resolution for bonus issue in the Company, as well as a resolution for a demerger of the Company as set out in the demerger plan dated 29 September 2020 between the Company and Arcus NewCo AS.

Beslutningen ble truffet med nødvendig flertall jf. avstemmingsresultat inntatt som Vedlegg 2 til protokollen.	The decision was made with the required majority cf. the voting results included as Appendix 2 to the minutes.

* * *

Det var ikke flere saker på dagsorden, så møtet ble avsluttet.	There were no further matters on the agenda so the meeting was closed.
I tilfelle motstrid mellom den norske teksten og den engelske oversettelsen, skal den norske teksten gjelde.	In case of any discrepancies between the Norwegian text and the English translation, the Norwegian text shall prevail.

* * *

Nittedal
12. november 2020 / 12 November 2020

[sign] Tone Østensen Møteleder / Chairperson	[sign] Per Bjørkum Valgt til å medundertegne / Elected to co-sign

Vedlegg: 1. Fortegnelse over fremmøtte	Appendices: 1. Record of attendees

2. Avstemningsresultat	2. Voting results

IMPORTANT INFORMATION

The securities referred to in this release have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States (as such term is defined in Regulation S under the U.S. Securities Act) and may not be offered, sold or delivered, directly or indirectly, in or into the United States absent registration, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and other securities laws of the United States. This release does not constitute an offer to sell or solicitation of an offer to buy any of the shares in the United States. Any offer or sale of new Altia shares made in the United States in connection with the merger may be made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereunder.

Altia is a Finnish company and Arcus is a Norwegian company. The transaction, including the information distributed in connection with the merger and the related shareholder votes, is subject to disclosure, timing and procedural requirements of a non-U.S. country, which are different from those of the United States. The financial information included or referred to in this release has been prepared in accordance with IFRS, which may not be comparable to the accounting standards, financial statements or financial information of U.S. companies or applicable in the United States.

It may be difficult for U.S. shareholders of Arcus to enforce their rights and any claim they may have arising under U.S. federal or state securities laws, since Altia and Arcus are not located in the United States, and all or some of their officers and directors are residents of non-U.S. jurisdictions. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment. U.S. shareholders of Arcus may not be able to sue Altia or Arcus or their respective officers and directors in a non-U.S. court for violations of U.S. laws, including federal securities laws, or at the least it may prove to be difficult to evidence such claims. Further, it may be difficult to compel Altia or Arcus and their affiliates to subject themselves to the jurisdiction of a U.S. court. In addition, there is substantial doubt as to the enforceability in a foreign country in original actions, or in actions for the enforcement of judgments of U.S. courts, based on the civil liability provisions of the U.S. federal securities laws.

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Aksjeklasse	For	Mot	Avstår	Avgitte	Ikke avgitt	Stemmeberettigede representerte aksjer
Sak 1 Valg av møteleder og en person til å medundertegne protokollen						
Ordinær	50 182 170	0	0	50 182 170	0	50 182 170
% avgitte stemmer	100,00 %	0,00 %	0,00 %			
% representert AK	100,00 %	0,00 %	0,00 %	100,00 %	0,00 %	
% total AK	73,77 %	0,00 %	0,00 %	73,77 %	0,00 %	
Totalt	**50 182 170**	**0**	**0**	**50 182 170**	**0**	**50 182 170**
Sak 2 Godkjennelse av innkallingen og dagsorden						
Ordinær	50 182 170	0	0	50 182 170	0	50 182 170
% avgitte stemmer	100,00 %	0,00 %	0,00 %			
% representert AK	100,00 %	0,00 %	0,00 %	100,00 %	0,00 %	
% total AK	73,77 %	0,00 %	0,00 %	73,77 %	0,00 %	
Totalt	**50 182 170**	**0**	**0**	**50 182 170**	**0**	**50 182 170**
Sak 3 Fusjon med Altia Plc						
Ordinær	50 174 590	7 580	0	50 182 170	0	50 182 170
% avgitte stemmer	99,99 %	0,02 %	0,00 %			
% representert AK	99,99 %	0,02 %	0,00 %	100,00 %	0,00 %	
% total AK	73,76 %	0,01 %	0,00 %	73,77 %	0,00 %	
Totalt	**50 174 590**	**7 580**	**0**	**50 182 170**	**0**	**50 182 170**
Sak 4 Intern Reorganisering						
Ordinær	50 174 440	7 480	250	50 182 170	0	50 182 170
% avgitte stemmer	99,99 %	0,02 %	0,00 %			
% representert AK	99,99 %	0,02 %	0,00 %	100,00 %	0,00 %	
% total AK	73,76 %	0,01 %	0,00 %	73,77 %	0,00 %	
Totalt	**50 174 440**	**7 480**	**250**	**50 182 170**	**0**	**50 182 170**
Sak 4.1 Vedtak om fondsemisjon						
Ordinær	50 174 440	7 480	250	50 182 170	0	50 182 170
% avgitte stemmer	99,99 %	0,02 %	0,00 %			
% representert AK	99,99 %	0,02 %	0,00 %	100,00 %	0,00 %	
% total AK	73,76 %	0,01 %	0,00 %	73,77 %	0,00 %	
Totalt	**50 174 440**	**7 480**	**250**	**50 182 170**	**0**	**50 182 170**
Sak 4.2 Vedtak om fisjon av Selskapet						
Ordinær	50 174 440	7 480	250	50 182 170	0	50 182 170
% avgitte stemmer	99,99 %	0,02 %	0,00 %			
% representert AK	99,99 %	0,02 %	0,00 %	100,00 %	0,00 %	
% total AK	73,76 %	0,01 %	0,00 %	73,77 %	0,00 %	
Totalt	**50 174 440**	**7 480**	**250**	**50 182 170**	**0**	**50 182 170**
Sak 4.3 Vedtak om trekantfusjon og kapitalforhøyelse i Selskapet						
Ordinær	50 174 440	7 480	250	50 182 170	0	50 182 170
% avgitte stemmer	99,99 %	0,02 %	0,00 %			
% representert AK	99,99 %	0,02 %	0,00 %	100,00 %	0,00 %	
% total AK	73,76 %	0,01 %	0,00 %	73,77 %	0,00 %	
Totalt	**50 174 440**	**7 480**	**250**	**50 182 170**	**0**	**50 182 170**

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Shares class	FOR	Against	Abstain	Poll in	Poll not registered	Represented shares with voting rights
Agenda item 1 Election of a chairperson and a person to co-sign the minutes						
Ordinær	50,182,170	0	0	50,182,170	0	50,182,170
votes cast in %	100.00 %	0.00 %	0.00 %			
representation of sc in %	100.00 %	0.00 %	0.00 %	100.00 %	0.00 %	
total sc in %	73.77 %	0.00 %	0.00 %	73.77 %	0.00 %	
Total	**50,182,170**	**0**	**0**	**50,182,170**	**0**	**50,182,170**
Agenda item 2 Approval of the notice and the agenda						
Ordinær	50,182,170	0	0	50,182,170	0	50,182,170
votes cast in %	100.00 %	0.00 %	0.00 %			
representation of sc in %	100.00 %	0.00 %	0.00 %	100.00 %	0.00 %	
total sc in %	73.77 %	0.00 %	0.00 %	73.77 %	0.00 %	
Total	**50,182,170**	**0**	**0**	**50,182,170**	**0**	**50,182,170**
Agenda item 3 Merger with Altia Plc						
Ordinær	50,174,590	7,580	0	50,182,170	0	50,182,170
votes cast in %	99.99 %	0.02 %	0.00 %			
representation of sc in %	99.99 %	0.02 %	0.00 %	100.00 %	0.00 %	
total sc in %	73.76 %	0.01 %	0.00 %	73.77 %	0.00 %	
Total	**50,174,590**	**7,580**	**0**	**50,182,170**	**0**	**50,182,170**
Agenda item 4 Internal reorganisation						
Ordinær	50,174,440	7,480	250	50,182,170	0	50,182,170
votes cast in %	99.99 %	0.02 %	0.00 %			
representation of sc in %	99.99 %	0.02 %	0.00 %	100.00 %	0.00 %	
total sc in %	73.76 %	0.01 %	0.00 %	73.77 %	0.00 %	
Total	**50,174,440**	**7,480**	**250**	**50,182,170**	**0**	**50,182,170**
Agenda item 4.1 Resolution for a bonus issue						
Ordinær	50,174,440	7,480	250	50,182,170	0	50,182,170
votes cast in %	99.99 %	0.02 %	0.00 %			
representation of sc in %	99.99 %	0.02 %	0.00 %	100.00 %	0.00 %	
total sc in %	73.76 %	0.01 %	0.00 %	73.77 %	0.00 %	
Total	**50,174,440**	**7,480**	**250**	**50,182,170**	**0**	**50,182,170**
Agenda item 4.2 Resolution for a demerger of the Company						
Ordinær	50,174,440	7,480	250	50,182,170	0	50,182,170
votes cast in %	99.99 %	0.02 %	0.00 %			
representation of sc in %	99.99 %	0.02 %	0.00 %	100.00 %	0.00 %	
total sc in %	73.76 %	0.01 %	0.00 %	73.77 %	0.00 %	
Total	**50,174,440**	**7,480**	**250**	**50,182,170**	**0**	**50,182,170**
Agenda item 4.3 Resolution for a tripartite merger and share capital increase in the Company						
Ordinær	50,174,440	7,480	250	50,182,170	0	50,182,170
votes cast in %	99.99 %	0.02 %	0.00 %			
representation of sc in %	99.99 %	0.02 %	0.00 %	100.00 %	0.00 %	
total sc in %	73.76 %	0.01 %	0.00 %	73.77 %	0.00 %	
Total	**50,174,440**	**7,480**	**250**	**50,182,170**	**0**	**50,182,170**

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